As filed with the Securities and Exchange Commission on September 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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Customers Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

_______________________________

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)		27-2290659 (I.R.S. Employer Identification Number)
701 Reading Avenue West Reading, PA 19611 (610) 933-2000 (Address, Including ZIP code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

_______________________________

Jay S. Sidhu

Chairman and Chief Executive Officer

Customers Bancorp, Inc.

701 Reading Avenue

West Reading PA 19611

(610) 933-2000

(Name, Address, Including ZIP Code, and Telephone Number, Including Area Code, of Agent For Service)

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Copies to:

Thomas L. Hanley, Esq.

Christopher S. Connell, Esq.

Stradley Ronon Stevens & Young, LLP

2005 Market Street, Suite 2600
Philadelphia, PA 19103-7018
Telephone: (215) 564-8000

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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

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PROSPECTUS

Customers Bancorp, Inc.

Voting Common Stock
Class B Non-Voting Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Units

We may offer and sell the securities identified above from time to time, in one or more transactions. We may also issue common stock, preferred stock, debt securities or depositary shares upon the conversion, exchange or exercise of certain of the securities identified above. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement describing the specific terms of the securities being offered, including the price of the securities. The prospectus supplements and any related free writing prospectus also may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the documents incorporated by reference in this prospectus and any prospectus supplement, before you decide to invest in any of our securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being offered and sold to you.

We may offer and sell these securities to or through one or more agents, dealers or underwriters as designated by us from time to time, or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. If any agents, dealers or underwriters are involved in the offer and sale of any securities, the applicable prospectus supplement will set forth their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them, or such amount will be calculable from the information set forth therein. For additional information, see “Plan of Distribution.” No securities may be sold without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the New York Stock Exchange under the symbol “CUBI.”

Unless otherwise indicated in the applicable prospectus supplement, the other securities offered hereby will not be listed on a national securities exchange.

Our principal executive offices are located at 701 Reading Avenue, West Reading, Pennsylvania, 19611. Our telephone number is (610) 993-2000.

These securities are not savings accounts, deposits or other obligations of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, or any other government agency.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus, as well as those risk factors contained in any prospectus supplement we file and in our reports filed with the Securities and Exchange Commission, or the SEC, that are incorporated or deemed to be incorporated by reference herein or in any applicable prospectus supplement, to read about other risk factors you should consider before making a decision to invest in any of our securities.

None of the SEC, any state securities commission, the Board of Governors of the Federal Reserve System, or the Federal Reserve, the FDIC or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 3, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration statement, we are registering an unspecified amount of each class of the securities described in this prospectus, and may sell any combination of these securities in one or more offerings from time to time in the future. This prospectus provides you with a general description of the securities we may offer and sell and is not meant to provide a complete description of each security. As a result, each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the offering, including specific amounts, prices and other terms of the securities being offered and other details related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Such information may be further updated by documents incorporated by reference into this prospectus or a prospectus supplement. Any statement contained in this prospectus, any prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before making an investment decision.

This prospectus and any prospectus supplement do not contain all of the information set forth or incorporated by reference in the registration statement or the exhibits filed therewith. Statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement as to the contents of any agreement or other document are only summaries, are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated by reference in this prospectus or such prospectus supplement, as applicable, each such statement being qualified in all respects by such reference.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any person to provide you with any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement, and, if made, such information or representation must not be relied upon as having been given or authorized. Neither this prospectus nor any prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus or any such prospectus supplement, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus or any prospectus supplement will not, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to the date of this prospectus or such prospectus supplement. You should assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or other offering materials is accurate only as of the dates of those documents or the documents incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information disclosed in our subsequent filings with the SEC and any applicable prospectus supplement that is inconsistent with the information included in this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

We have not taken any action to permit a public offering of the securities offered by this prospectus or any prospectus supplement outside the United States or to permit the possession or distribution of this prospectus outside the United States, unless the applicable prospectus supplement so specifies. Persons outside the United States who come into possession of this prospectus or any prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus or such prospectus supplement outside of the United States.

All references in this prospectus and any prospectus supplement to “Customers Bancorp,” “Customers,” the “Company,” “we,” “us,” “our,” or similar references refer to Customers Bancorp, Inc., and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are statements other than statements of fact and typically relate to future events or future predictions, including events or predictions relating to future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “plan,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Forward-looking statements reflect numerous assumptions, estimates and forecasts as to future events. No assurance can be given that the assumptions, estimates and forecasts underlying such forward-looking statements will accurately reflect future conditions, or that any guidance, goals, targets or projected results will be realized. The assumptions, estimates and forecasts underlying such forward-looking statements involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions, which may not be realized and which are inherently subject to significant business, economic, competitive and regulatory uncertainties and known and unknown risks, including the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, as such factors may be updated from time to time in our filings with the SEC. Our actual results may differ materially from those reflected in the forward-looking statements.

In addition to the risks described under “Risk Factors” in this prospectus and the documents incorporated by reference herein, other important factors to consider and evaluate with respect to such forward-looking statements include:

•	a prolonged downturn in the economy, particularly in the geographic areas in which we do business, or an unexpected decline in real estate values within our market areas;
•	the impact of forbearances or deferrals we are required to provide or that we agree to as a result of borrower requests and/or government actions, including, but not limited to our potential inability to fully recover deferred payments from the borrower or the collateral;
•	inflation, interest rate, securities market and monetary fluctuations;
•	continued volatility in the credit and equity markets and its effect on the general economy;
•	our ability to attract and retain deposits and other sources of liquidity;
•	public health crises and pandemics and their effects on the economic and business environments in which we operate;
•	geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and military conflicts, including the war between Russia and Ukraine and ongoing conflict in the Middle East, which could impact economic conditions in the United States;
•	the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply; actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships;
•	the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the demand for our products and services and the availability of sources of funding;
•	higher inflation and its impacts;
•	the effects of changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs on its trading partners;
•	our ability to raise additional funding in the capital markets, if necessary, to fund our operations and business plan;
•	changes in the financial performance and/or condition of our borrowers or depositors;
•	changes in the level of non-performing and classified assets and charge-offs, which may require us to increase our allowance for credit losses, charge off loans and leases and incur elevated collection and carrying costs related to such non-performing assets;
•	changes in estimates of our future loss reserve requirements under current expected credit losses (“CECL”) based upon our periodic review thereof under relevant regulatory and accounting requirements;

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•	potential claims, damages, penalties, fines and reputational damage arising from litigation and regulatory and government actions relating to our participation in and execution of government programs related to the COVID-19 pandemic or as a result of our action in response to, or failure to implement or effectively implement, applicable federal, state and local laws, rules or executive orders requiring that we grant forbearances or not act to collect amounts due under our loans;
•	the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, Financial Accounting Standards Board and other accounting standard setters;
•	changes in external competitive market factors that might impact our results of operations;
•	changes in laws and regulations, including, without limitation, changes in capital requirements under Basel III;
•	the extensive federal and state regulation, supervision and examination governing almost every aspect of our operations and potential expenses associated with complying with such regulations;
•	the effects of heightened regulatory requirements applicable to banks with assets in excess of $10 billion;
•	changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events;
•	local, regional and national economic conditions and events and the impact they may have on us and our borrowers and depositors;
•	costs and effects of legal and regulatory oversight and legal developments, including the results of regulatory examinations and the outcome of regulatory or other governmental inquiries and proceedings, such as fines, restrictions on our business activities or reputational damage;
•	any failure of ours to comply with anti-money laundering and anti-terrorism financing laws;
•	our ability to identify borrowers and make loans at terms that are favorable to us;
•	our ability to attract and retain qualified personnel;
•	timely development and acceptance of new banking products and services and perceived overall value of these products and services by users;
•	our ability to execute our digital distribution strategy;
•	technological changes, including acceptance and success of our proprietary business-business (“B2B”) instant payments platform, cubiX, which is subject to a variety of factors that are difficult to evaluate;
•	changes in consumer spending, borrowing and saving habits;
•	our ability to successfully implement our growth strategy, control expenses and maintain liquidity;
•	costs and effects of system failures or cybersecurity incidents or other breaches of our network security and the network security of our third-party service providers and our borrowers and depositors;
•	the businesses of Customers Bank and any acquisition targets or merger partners and subsidiaries not being integrated successfully or such integration being more difficult, time-consuming or costly than expected;
•	our ability to engage third-party service providers and the ability of our third-party service providers to adequately perform their services;
•	material differences in the actual financial results of merger and acquisition activities compared with our expectations, such as with respect to the full realization of anticipated cost savings and revenue enhancements within the expected time frame;
•	regulatory limits on our ability to receive dividends from our subsidiaries and pay dividends to our shareholders;
•	our ability to manage the risks of change in our deposit and loan mix;
•	our ability to manage the risks inherent in our consumer loan and mortgage portfolios;
•	shareholder and analyst ratings and sentiment, and the effects they may have on the price at which our securities trade;
•	our ability to identify potential candidates for, and consummate, acquisition or investment transactions;
•	constraints on our ability to consummate an attractive acquisition or investment transaction because of significant competition for those opportunities;
•	our ability to manage servicing, processing forgiveness, and guarantee submissions of Paycheck Protection Program (“PPP”) loans; and
•	any reputation, credit, interest rate, market, operational, litigation, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above.

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You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. We do not undertake any obligation to release publicly or otherwise provide any revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required under applicable law.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus and any applicable prospectus supplement carefully, including the “Risk Factors” sections contained in this prospectus or the applicable prospectus supplement and Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2024, as may be updated by our subsequently-filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading “Incorporation of Certain Documents by Reference” in this prospectus.

Customers Bancorp, Inc.

Customers Bancorp, Inc. is a bank holding company located in West Reading, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank, and is a member of the Federal Reserve System, with deposits insured by the FDIC. Customers Bancorp, Customers Bank and our non-bank subsidiaries serve businesses and residents in Berks County and Southeastern Pennsylvania (Bucks, Chester and Philadelphia Counties); New York (Westchester and Suffolk Counties, and Manhattan); Hamilton, New Jersey; Boston, Massachusetts; Providence, Rhode Island; Portsmouth, New Hampshire; California (Southern California and the Bay Area); Nevada (Las Vegas and Reno); and nationally for certain loan and deposit products.

Customers Bank has seven branches and provides commercial banking products, primarily loans and deposits. In addition, Customers Bank administratively supports loan and other financial products, including equipment finance leases, to customers through its limited-purpose offices. Customers Bank also serves specialized businesses nationwide, including its mortgage finance loans, commercial equipment financing, SBA lending and specialized lending. Customers Bank also offers consumer loans through relationships with fintech companies.

We were incorporated as a Pennsylvania incorporation on April 7, 2010 to facilitate a reorganization into a bank holding structure pursuant to which the Bank became our wholly owned subsidiary. Our principal executive offices are located at 701 Reading Avenue, West Reading, Pennsylvania, 19611. Our telephone number is (610) 993-2000. Our Internet address is www.customersbank.com. We have included our web address as inactive textual references only. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any prospectus supplement or any other report or document we file with or furnish to the SEC.

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RISK FACTORS

An investment in our securities involves substantial risks. In consultation with your own advisors, you should carefully consider, among other matters, the risk factors and other information we include or incorporate by reference in this prospectus and any prospectus supplement before deciding whether to invest in our securities. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, as may be updated by our subsequently-filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K or other filings that we make with the SEC. If any of the risks contained in or incorporated by reference into this prospectus or any prospectus supplement develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline and you may lose all or part of your investment. Some statements in this prospectus and any prospectus supplement, and in the documents incorporated by reference into this prospectus or any prospectus supplement, including statements relating to the risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” sections in this prospectus and any prospectus supplement.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include refinancing, reducing or repaying debt, repurchasing shares of voting common stock or redeeming senior equity securities; investments in Customers Bank and any other of our subsidiaries as regulatory capital to fund growth; financing possible investments or acquisitions; expansion of the business; and investments at the holding company level. The prospectus supplement with respect to an offering may identify different or additional uses for the proceeds of that offering. In most cases, management will retain broad discretion over the allocation of net proceeds.

Except as otherwise stated in an applicable prospectus supplement, pending the application of the net proceeds, we expect to invest the proceeds in short-term obligations.

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DESCRIPTION OF THE SECURITIES

This prospectus contains a summary of the common stock, the preferred stock, the debt securities, the depositary shares, the warrants and the units that we may offer and issue under this prospectus. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material United States federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below.

DESCRIPTION OF COMMON STOCK

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. The following description provides a summary of the terms of our common stock, but does not purport to be complete and is subject to and qualified by reference to our articles of incorporation and bylaws, which have been filed or incorporated by reference in the registration statement of which this prospectus is a part. The description below does not contain all of the information that you might find useful or that might be important to you. You should refer to the provisions of our articles of incorporation and bylaws because they, and not the summaries, define the rights of holders of shares of our common stock. These documents are available as described under the heading “Where You Can Find More Information.”

General

Under our articles of incorporation, we are authorized to issue up to an aggregate amount of 300,000,000 shares of stock, comprising:

•	100,000,000 shares of voting common Stock, par value $1.00 per share;
•	100,000,000 shares of Class B non-voting common stock, par value $1.00 per share; and
•	100,000,000 shares of preferred stock.

Our board of directors has the authority to establish and divide the authorized and unissued shares of voting common stock and of Class B non-voting common stock into series or classes and to fix and determine, to the extent not already determined in our articles of incorporation, the designations, preferences, and other special rights, including conversion rights, and the qualifications, limitations, or restrictions on those rights attributable to the shares in a series or class. As of September 2, 2025, there were 31,633,189 shares of voting common stock and no shares of Class B non-voting common stock outstanding.

Our board of directors also has the authority to establish and divide the authorized and unissued shares of preferred stock into series or classes or both and to determine whether or not shares in any series or class of preferred stock have par value and, if so, the par value, whether or not the shares in a series or class have voting rights and if so whether those voting rights are full, limited, multiple or fractional, and for each series or class of preferred stock, the designations, preferences, and other special rights, if any, including dividend rights, conversion rights, redemption rights and liquidation preferences, if any, and the qualifications, limitations, or restriction on those rights, and the number of shares of each series or class. As of September 2, 2025, there were 3,400,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F outstanding.

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Our board of directors previously created five series of preferred stock, Fixed Rate Perpetual Preferred Stock, Series A, Fixed Rate Cumulative Perpetual Preferred Stock, Series B, Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D and Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E. All shares of these five series of preferred stock were repurchased by us and are no longer outstanding. The shares of these five series were canceled, and the authorized number of shares of each series have reverted to authorized but unissued shares of preferred stock and may be issued as part of any series of preferred stock hereafter designated by the board of directors.

Our board of directors, in its sole discretion, has authority to sell any treasury stock and/or unissued securities, options, warrants, or other rights to purchase any of our securities, upon such terms as it deems advisable. Subject to applicable law and the provisions of our articles of incorporation and bylaws, our board of directors could issue preferred stock, or additional shares of voting common stock or Class B non-voting common stock, with terms different from those of our existing common stock, at any time.

Voting Rights

Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of voting common stock have the exclusive power to vote on all matters presented to our shareholders, including the election of directors. Each holder of voting common stock is entitled to one vote per share. The holders of voting common stock do not have the right to vote their shares cumulatively in the election of directors. This means that, for each director position to be elected, a shareholder may only cast a number of votes equal to the number of shares held by the shareholder.

Any action that would significantly and adversely affect the rights of the Class B non-voting common stock with respect to the modification of the terms of those securities or dissolution requires the approval of the holders of Class B non-voting common stock voting separately as a class. Otherwise, the holders of the Class B non-voting common stock have no voting power, and do not have the right to participate in or have notice of any meeting of shareholders.

Because our articles of incorporation permit the board of directors to set the voting rights of preferred stock, it is possible that holders of one or more series of preferred stock issued in the future could have voting rights of any sort, which could limit the effect of the voting rights of holders of voting common stock.

Dividend Rights

The holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. We may not pay dividends or other distributions unless we have paid, declared or set aside all accumulated dividends and any sinking fund, retirement fund or other retirement payments on any class of stock having preference as to payments of dividends over our common stock. As a holding company, our ability to pay dividends is affected by the ability of our subsidiaries, including Customers Bank, to pay dividends or otherwise transfer funds to us. The ability of our subsidiaries to pay dividends or make other distributions to us, and our ability to pay dividends to shareholders is, and could in the future be, subject to or influenced by bank regulatory requirements and capital guidelines.

Because our articles of incorporation permit our board of directors to set the dividend rights of preferred shares, it is possible that holders of one or more series of preferred shares issued in the future could have dividend rights that differ from those of the holders of our common stock, or could have no right to the payment of dividends. If the holders of a class or series of preferred stock is given dividend rights, the right of holders of preferred shares to receive dividends could have priority over the right of holders of our common stock to receive dividends. As discussed above under "—General" we have currently issued and outstanding shares of preferred stock that have priority over the right of holders of our common stock to receive dividends.

We have followed and presently intend to continue following a policy of retaining earnings, if any, to increase our net worth and reserves. We have not historically declared or paid dividends on our common stock, and we do not expect to do so in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior our common stock, and other factors deemed relevant by our board of directors.

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Redemption, Preemptive Rights and Repurchase Provisions

Our common stock has no preemptive rights or redemption or repurchase provisions. The shares are non-assessable and require no sinking fund. Repurchases of our voting common stock are subject to Federal Reserve regulations and policies, and in some cases also may be subject to prior notice to and approval by the Federal Reserve. Our ability to make repurchases of our common stock also may be effectively constrained by federal and state bank regulatory capital requirements.

Liquidation Rights

In the event we are liquidated, dissolved or our affairs are wound up, the holders of our common stock will be entitled to share ratably in all of our assets remaining after paying or making adequate provision for all our debts and liabilities, subject, however, to any preferential liquidation rights of holders of any other class or series of our stock outstanding at that time. If our only asset is our ownership of Customers Bank, it is likely that, if Customers Bank is then in liquidation or receivership, our shareholders will not receive anything on account of their shares.

Potential Anti-Takeover Effect of Governing Documents and Applicable Law

Some provisions of Pennsylvania law, our articles of incorporation and our bylaws may have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for our common stock, a proxy contest for control of the company, the assumption of control of the company by a holder of a large block of common stock or the removal of our board of directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interest, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Provisions of Our Governing Documents. Our articles of incorporation and bylaws include provisions that may have the effects summarized above. These provisions:

•	Empower our board of directors, without shareholder approval, to issue preferred stock, the terms of which, including voting power, are set by our board of directors;
•	Divide our board of directors into three classes serving staggered three-year terms;
•	Restrict the ability of shareholders to remove directors;
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Require that shares with at least 80% of total voting power approve mergers and other similar transactions with a person or entity holding stock with more than 5% of our voting power, if a reorganization is not approved, in advance, by two-thirds of the members of our board of directors;

•	Prohibit action by the shareholders without a shareholder meeting;
•	Require that shares representing at least 80% of total voting power approve the repeal or amendment of certain provisions of our articles of incorporation;

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•

Require any person who acquires our stock with voting power of 25% or more to offer to purchase for cash all remaining shares of our voting stock at the highest price paid by such person for shares of our voting stock during the preceding year;

•	Eliminate cumulative voting in elections of directors;
•	Require that shares representing at least two-thirds of the total voting power approve any amendment to or repeal of our bylaws;
•

Require that our board of directors give due consideration to the effect of a proposed transaction on the depositors, employees, suppliers, customers and other of our and our subsidiaries’ constituents and on the communities in which we and they operate or are located, and to the business reputation of the other party and our value in a freely negotiated sale and of our future prospects as an independent entity;

•	Require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders; and
•	Provide that officers, directors, employees, agents and persons who own 5% or more of the voting securities of any other corporation or other entity that owns 66 2/3% or more of our outstanding voting stock cannot constitute a majority of the members of our board of directors.

Provisions of Applicable Law. The Pennsylvania Business Corporation Law also contains certain provisions applicable to us that may have the effect of impeding a change in control. These provisions, among other things, prohibit for five years, subject to certain exceptions, a “business combination,” which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets with a shareholder or group of shareholders beneficially owning 20% or more of the corporation’s voting power in an election of directors. In addition, certain provisions of the Pennsylvania Business Corporation Law:

•	Expand the factors and groups (including shareholders) a board of directors can consider in determining whether a certain action is in the best interests of the corporation;
•	Provide that a board of directors need not consider the interests of any particular group as dominant or controlling;
•

Provide that directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof for actions relating to an acquisition or potential acquisition of control;

•

Provide that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ standard of care, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

•	Provide that the fiduciary duties of directors are solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The Pennsylvania Business Corporation Law also provides that the fiduciary duties of directors do not require directors to:

•	Redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;
•

Render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law, relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

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•	Take action as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of us or the consideration that might be offered or paid to shareholders in such an acquisition.

Pursuant to provisions of our articles of incorporation, and in accordance with Pennsylvania law, we have opted out of coverage by the “disgorgement,” “control transactions,” “control-share acquisitions,” “severance compensation,” and “labor contracts” provisions of the Pennsylvania Business Corporation Law. As a result of our opting-out from coverage by these statutes, none of the “disgorgement,” “control transactions,” “control-share acquisitions,” “severance compensation,” or “labor contracts” statutes would apply to a non-negotiated attempt to acquire control of us, although such an attempt would still be subject to the special provisions of our governing documents.

New York Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “CUBI.”

Transfer Agent

Computershare serves as the transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the preferred stock that we may offer under this prospectus. While the terms summarized below will apply generally to any shares of preferred stock that we may offer, we will describe the particular terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any shares of preferred stock offered under that prospectus supplement may differ from the terms described below. Specific statements with respect to shares will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the statement with respect to shares that contains the specific terms of the shares of preferred stock.

General

Our articles of incorporation provides that our board of directors may issue, without action by our shareholders, a maximum of 100,000,000 shares of preferred stock, in one or more series and with such terms and conditions, at such times and for such consideration, as the board of directors may determine. As of September 2, 2025, there were 3,400,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F outstanding. The rights and privileges relating to these outstanding shares of our preferred stock are governed by the applicable statement with respect to shares for each series of preferred stock, which have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should refer to those statements with respect to shares for the specific terms of the preferred stock that is outstanding, which may be important to you.

Our board of directors previously created five series of preferred stock, Fixed Rate Perpetual Preferred Stock, Series A and Fixed Rate Cumulative Perpetual Preferred Stock, Series B, Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D and Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E. All shares of these five series of preferred stock were repurchased by us and are no longer outstanding. The shares of these five series were canceled, and the authorized number of shares of each series have reverted to authorized but unissued shares of preferred stock and may be issued as part of any series of preferred stock hereafter designated by the board of directors.

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In authorizing the issuance of any additional shares of our preferred stock, other than additional shares of the series of preferred stock that are then currently outstanding, our board of directors may determine the following:

•	the voting powers, if any, of the holders of shares of such series in addition to any voting rights affirmatively required by law;
•

the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of shares of such series will be entitled to receive dividends and other distributions, and whether any such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

•

whether the shares of each such series shall be redeemable by us at our option or the holder of the shares, and, if redeemable, the terms and conditions upon which the shares of such series may be redeemed;

•	the amount payable and the rights or preferences to which the holders of the shares of such series will be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up;
•

the terms, if any, upon which shares of such series will be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

•	any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of our articles of incorporation and to the full extent now or hereafter permitted under Pennsylvania law.

Terms

You should read the applicable prospectus supplement relating to the particular series of preferred stock being offered and issued and the related statement with respect to shares for specific terms of the shares of preferred stock of such series, including, where applicable:

•	the title of the series, stated value and liquidation preferences, the number of shares constituting the series and the number of shares of the series that are being offered;
•	the price or other consideration for which the shares will be issued;
•

the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate, and the participating and other rights, if any, with respect to dividends;

•	the redemption or sinking fund provisions, if any;
•	whether the shares will be convertible into, or exchangeable for, shares of any other class or series and, if so, the provisions relating to conversion or exchange rights;

•	the voting powers, full or limited, if any, of the shares offered; and
•	such other powers, preferences, rights, qualifications, limitations and restrictions thereof as our Board may deem advisable.

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When we issue shares of preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus supplement indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent, calculation agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Dividends

The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by our board of directors or a duly authorized committee of the board, at the rates and on the dates stated in the applicable prospectus supplement. These rates may be fixed, or variable, or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by our board of directors or an authorized committee of our board.

Voting Rights

Holders of shares of preferred stock will have no voting rights, except as (i) otherwise stated in the applicable prospectus supplement, (ii) as otherwise stated in the statement with respect to shares establishing such series or (iii) as required by applicable law.

Under Federal Reserve Board regulations, if the holders of any series of preferred stock become entitled to vote for the election of directors, that series may then be considered a class of voting securities. A holder of 25% or more of a series may then be subject to regulation as a savings and loan holding company under the Home Owners Loan Act or a bank holding company under the Bank Holding Company Act, depending on the nature of the holder. In addition, at the time that the series are deemed a class of voting securities, any bank holding company or savings and loan holding company may be required to obtain the prior approval of the Federal Reserve Board in order to acquire more than 5% of that series, and any person other than a savings and loan or a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of that series.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement. If a series of preferred stock is redeemable at our option, that applicable prospectus supplement will specify the conditions to such redemption and any restrictions, whether pursuant to the terms of the preferred stock or other securities or obligations of our, or pursuant to regulatory requirements, on our ability to redeem. If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem, the time or times for such redemption, the redemption price per share and other obligations of ours in connection with the redemption. In each case, the applicable prospectus supplement will indicate whether the redemption price can be paid in cash or other property. Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

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Conversion and Exchange

If any series of preferred stock we propose to offer and issue is convertible into or exchangeable for any other class or series of our capital stock or any other securities of ours, the applicable prospectus supplement relating to that series will describe the terms and conditions governing the conversions and exchanges.

Liquidation Rights

If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to stockholders a distribution in the amount provided in statement with respect to shares and will receive such distributions (if any) before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock. If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders. After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.

Unless otherwise stated in the applicable prospectus supplement or the related statement with respect to shares, neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may offer debt securities which may be senior or subordinated. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities we offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any debt securities offered under that prospectus supplement may differ from the terms described below. The applicable senior or subordinated indenture, the applicable supplemental indenture and the form of debt security relating to a particular offering of debt securities have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the applicable indenture and supplemental indenture that contains the specific terms of the debt securities.

We may issue senior debt securities from time to time, in one or more series under a senior indenture that we have entered into with a trustee, which we refer to as the “senior trustee” or in another senior indenture we may enter into in the future with a senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture that we have entered into with a trustee, which we refer to as the “subordinated trustee” or in another subordinated indenture we may enter into in the future with a subordinated trustee. The senior indenture and subordinated indenture are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the “indentures” and, together, the senior trustee and the subordinated trustee are referred to as the “trustees.” This prospectus briefly outlines some of the provisions of the indentures. The below summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement.

Customers Bancorp is a bank holding company and almost all of our operating assets are owned by Customers Bank. We are a legal entity separate and distinct from Customers Bank. We rely primarily on dividends from Customers Bank to meet our obligations. There are regulatory limitations on the payment of dividends directly or indirectly to us from Customers Bank. Accordingly, our debt securities will be effectively subordinated to all existing and future liabilities of Customers Bank, and holders of our debt securities should look only to our assets for payments of the debt securities.

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As used in this section only, “Customers,” “Customers Bancorp,” the “Company,” “we,” “our” or “us” refer to Customers Bancorp, Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities under the indentures from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the debt securities of any series, issue debt securities having the same ranking and the same terms (other than the public offering price, issue date, payment of interest accruing prior to the issue date and, under some circumstances, the first interest payment date) as the debt securities of a previously issued series. Any additional debt securities having such identical terms, together with the debt securities of the applicable series previously issued, will constitute a single series of debt securities under the applicable indenture.

As of September 2, 2025, Customers Bancorp has outstanding two series of senior and subordinated debt securities: (i) 2.875% fixed-to-floating senior notes due 2031, and (ii) 5.375% subordinated notes due 2034. Each of these series of notes were issued pursuant to an indenture and a supplemental indenture that define the terms of such notes, and such indentures and supplemental indentures have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should refer to those indentures and supplemental indentures for the specific terms applicable to these outstanding notes, which may be important to you. In addition, as of September 2, 2025, Customers Bank has outstanding 6.125% fixed-to-floating subordinated notes due 2029. These notes were issued pursuant to a note subscription agreement dated June 24, 2014 that defines the terms of such notes, and such notes subscription agreement has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. You should refer to the note purchase agreement for the specific terms applicable to these outstanding notes, which may be important to you.

Unless otherwise provided in a prospectus supplement, the senior debt securities we issue will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The subordinated debt securities we issue will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, which term includes senior debt securities, as described below under “—Subordination.” In certain events of insolvency, the subordinated debt securities will also be subordinated to certain other financial obligations, as described below under “—Subordination.”

You should read the applicable prospectus supplement relating to the particular debt securities being offered and issued for specific terms, including, where applicable:

•	the title and type of the debt securities;
•

the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•	the price at which the debt securities will be issued, which may be expressed as a percentage of the principal;
•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;
•

the interest rates, if any, which rate may be zero if the debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;
•	the interest payment dates and the record dates for interest payment dates, or the method by which such dates will be determined;
•	the persons to whom interest will be payable;

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•

the place or places where the principal of, and any premium or interest on, the debt securities will be payable, where any debt securities may be surrendered for registration of transfer or exchange, and where any debt securities may be surrendered for conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;
•

whether any of the debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

•

whether we will be obligated to redeem or purchase any of the debt securities pursuant to any sinking fund or analogous provision or at the holder’s option, and, if so, the dates or prices and the other terms on which the debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of the debt securities so redeemed or purchased;

•

whether the debt securities will be convertible into our common or preferred stock and/or exchangeable for other securities of ours and, if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•	if other than United States dollars, the currency of payment in which the principal of, and any premium or interest on, the debt securities will be paid;
•

if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•

whether the principal of, and any premium or interest on, the debt securities will be payable, at our or the holder’s election, in a currency other than that in which the debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

•	any index, formula or other method used to determine the amount of principal of, and any premium or interest on, the debt securities;
•	whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;
•	whether the debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;
•

in the case of subordinated debt securities, the relative degree, if any, to which the subordinated debt securities will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of ours in right of payment, whether the other series of subordinated debt securities or other indebtedness is outstanding or not;

•	any provisions relating to any security provided for the debt securities;
•	whether the debt securities will be guaranteed as to payment or performance;
•

any addition to, deletion of or change in the “events of default” described in this prospectus or in the indentures with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the applicable indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the applicable indenture with respect to the debt securities;

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•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;
•	whether any of the debt securities are to be issued upon the exercise of warrants and the time, manner and place for the debt securities to be authenticated and delivered;
•	whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge;
•

the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

•	the names of any depositaries, security registrars, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and
•	any other terms of the debt securities, which may supplement, modify or delete any provision of the applicable indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the offer and sale of the securities.

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

Except as described under “—Consolidations, Mergers and Sales of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (i) would limit our ability to incur indebtedness or (ii) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are summarized below, including any addition of a covenant or other provision providing event risk or similar protection.

Unless otherwise set forth in the applicable prospectus supplement, the entity acting as trustee will also act as the paying agent. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Unless otherwise set forth in the applicable prospectus supplement, holders may present the debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by us or the security registrar, or exchange for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by us for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Neither we nor the trustee or the registrar is required to issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of mailing or register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

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If the purchase price, or the principal of, or any premium or interest on, any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. Federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities are convertible into or exchangeable for, either mandatorily or at our or the holder’s option, property or cash, common stock, preferred stock or other securities of ours, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Global Securities

The debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global debt security will be shown on, and transfers of the debt securities will be effected only through, records maintained by the depositary and its participants. The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Subordination

Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined below).

“Senior Indebtedness” is defined to include principal of (and premium, if any) and interest, if any, on, and any other payment due pursuant to, any of the following:

•	our obligations for money borrowed;

•	indebtedness evidenced by bonds, debentures, notes or similar instruments;

•	similar obligations arising from off-balance sheet guarantees and direct credit substitutes;

•	reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities;

•	obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	capital lease obligations;

•	obligations associated with derivative products, including but not limited to securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

•	debt of others described in the preceding clauses that we have guaranteed or for which we are otherwise liable;

•	any deferrals, renewals or extensions of debt, guarantees or other liabilities described in the preceding clauses; and

•	General Obligations (as defined below);

unless, in any case, in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is expressly provided that such indebtedness or obligation is not superior in right of payment to any subordinated debt securities or to other debt that is pari passu with or subordinate to the subordinated debt securities.

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Senior Indebtedness does not include:

•	indebtedness owed by us to Customers Bank or any other subsidiaries of ours; or

•	any indebtedness the terms of which expressly provide that such indebtedness ranks equally with, or junior to, the subordinated debt securities or to other debt that is equal with or junior to the subordinated debt securities, including guarantees of such indebtedness.

“General Obligations” are defined as all of our obligations to pay claims of general creditors, other than obligations on subordinated debt securities and our indebtedness for money borrowed ranking equally or subordinate to the subordinated debt securities. Notwithstanding the foregoing, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “General Obligations” will mean obligations to general creditors as described in that rule or interpretation.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Indebtedness, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on any subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Indebtedness any payment or distribution otherwise payable or deliverable to holders of any subordinated debt securities. We will make the payments to the holders of Senior Indebtedness according to priorities existing among those holders until we have paid all Senior Indebtedness, including accrued interest, in full. If, notwithstanding the preceding sentence, the subordinated trustee or the holder of any subordinated debt securities receives any payment or distribution before all Senior Indebtedness is paid in full, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the subordinated trustee or such holder, then such payment or distribution shall be paid over or delivered for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

If such events of bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Indebtedness, the holders of subordinated debt securities together with the holders of any of our other obligations that rank equally with the subordinated debt securities will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the subordinated debt securities.

In addition, if any principal, premium or interest in respect of Senior Indebtedness is not paid within any applicable grace period (including at maturity) or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, we may not pay the principal of, or interest on, the subordinated debt securities or repurchase, redeem or otherwise retire any subordinated debt securities, unless, in each case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash, subject to certain exceptions as provided in the Indenture. If the subordinated debt securities are accelerated before their stated maturity, the holders of Senior Indebtedness outstanding at the time the subordinated debt securities so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of such Senior Indebtedness before the holders of the subordinated debt securities are entitled to receive any payment on the subordinated debt securities. If, notwithstanding the foregoing, we make any payment to the subordinated trustee or the holder of any subordinated debt securities prohibited by the preceding sentences, and if such fact shall, at or prior to the time of such payment, have been made known to the subordinated trustee or such holder, such payment must be paid over and delivered to us.

The indentures do not limit the amount of Senior Indebtedness that we may incur.

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Events of Default, Waiver

Under the indentures, unless and to the extent modified by a supplemental indenture, an event of default will occur with respect to the debt securities upon the occurrence of any one of the following events:

•	our default in the payment of any interest on the debt securities when due, and continuance of such default for a period of 30 days;

•	our default in the payment of any principal on the debt securities when due and payable either at maturity, upon any redemption, upon acceleration of maturity or otherwise;

•	our failure to perform any other covenant or agreement contained in the debt securities or in the indenture and the continuance of such failure for a period of 90 days after notice specifying such failure and demanding that we remedy the same is given to us by the applicable trustee, or to us and the applicable trustee by the holders of at least 25% in aggregate principal amount of the then outstanding applicable debt securities;

•	a court having jurisdiction enters a decree or order for relief in respect of us or a material subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, or a decree or order adjudging us or a material subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of us or a material subsidiary under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of us or a material subsidiary or for any substantial part of our or such material subsidiary’s property, or ordering the winding-up or liquidation of our or such material subsidiary’s affairs, shall have been entered, and such decree or order remains unstayed and in effect for a period of 60 consecutive days;

•	we or a material subsidiary commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law now or hereinafter in effect or any other case or proceeding to be adjudicated bankrupt or insolvent, or consent to the entry of a decree or order for relief in respect of us or a material subsidiary in an involuntary case or proceeding under any such law, or to the commencement of any bankruptcy or insolvency case or proceeding against us or a material subsidiary, or the filing by us or a material subsidiary of a petition or answer to consent seeking reorganization or relief under any such applicable federal or state law, or the consent by us or a material subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of us or a material subsidiary or of any substantial part of our or its property, or the making by us or a material subsidiary of an assignment for the benefit of creditors, or the taking of action by us or a material subsidiary in furtherance of any such action; or

•	we or a material subsidiary defaults under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or a material subsidiary having an aggregate principal amount outstanding of at least $25,000,000, or under any mortgage, indenture or instrument (including the Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or a material subsidiary having an aggregate principal amount outstanding of at least $25,000,000, whether such indebtedness now exists or is created in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled.

A “material subsidiary” means Customers Bank or any successor thereof, or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 30% or more of our consolidated assets. As of the date of this prospectus, our only material subsidiary is Customers Bank.

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If an event of default, other than an event of default relating to bankruptcy, insolvency, reorganization or similar events of the Company with respect to the applicable debt securities occurs and is continuing, the applicable trustee or the holders of at least 25% in aggregate principal amount of the then outstanding applicable debt securities, by notice to us (with a copy to the applicable trustee if such notice is given by the holders), may declare the entire principal amount of and all accrued but unpaid interest on all the applicable debt securities to be due and payable immediately. Subject to certain conditions, the holders of a majority in aggregate principal amount of the outstanding applicable debt securities may on behalf of the holders of all of the applicable debt securities rescind such acceleration and its consequences if such rescission would not conflict with any judgment or decree of a court of competent jurisdiction. If an event of default relating to bankruptcy, insolvency, reorganization or similar events of the Company occurs, the entire principal amount of and all accrued but unpaid interest on all the applicable debt securities will automatically become immediately due and payable without any declaration or other action on the part of the applicable trustee or any holder.

The indentures also provide that the holders of a majority in aggregate principal amount of the applicable debt securities may on behalf of the holders of all of such debt securities waive any existing default or event of default with respect to such debt securities and its consequences, except a continuing default or event of default in the payment of the principal of or interest on the debt securities or in respect of a covenant or provision of the applicable indenture which cannot be amended or modified without the consent of all holders of the applicable debt securities.

The holders of not less than a majority in aggregate principal amount of the applicable debt securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable trustee or exercising any trust or power conferred on such trustee with respect to such debt securities, subject to the trustee's right to receive indemnity satisfactory to it.

Except to enforce the right to receive payment of principal or interest, when due, no holder of debt securities may pursue any remedy with respect to the indenture applicable to such holder's debt securities unless:

•	such holder has previously given the applicable trustee written notice of a continuing event of default with respect to such debt securities;

•	the holders of at least 25% in aggregate principal amount of the then outstanding applicable debt securities have made a written request to the applicable trustee to pursue the remedy with respect to such default in its own name as such trustee under such indenture;

•	such holders offer and provide to the applicable trustee security or indemnity acceptable to such trustee against any costs, expenses and liabilities to be incurred in compliance with such request;

•	the applicable trustee has not complied with such request within 60 days after receipt of the request and the offer and the provision of security or indemnity acceptable to such trustee; and

•	the holders of a majority in aggregate principal amount of the then outstanding applicable debt securities do not give the trustee a direction inconsistent with the request within such 60-day period.

Satisfaction and Discharge

The applicable indenture will be discharged and will cease to be of further effect as to all debt securities issued pursuant to such indenture, when:

(1) either:

(i) all such debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and such debt securities for whose payment money has been deposited in trust and thereafter repaid to us or discharged from such trust, have been delivered to the applicable trustee for cancellation; or

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(ii) all such debt securities not previously delivered to the applicable trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise, or will become due and payable within one year and we have irrevocably deposited with the applicable trustee (or the paying agent if other than the trustee), in trust, for the benefit of the holders of the debt securities, cash in United States dollars, non-callable government securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire indebtedness on the applicable debt securities not delivered to the trustee for cancellation for principal and accrued interest, to the date of maturity or redemption;

(2) we have paid or caused to be paid all sums payable by us under the applicable indenture with respect to the debt securities;

(3) we have delivered irrevocable instructions to the applicable trustee to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be; and

(4) we have delivered to the applicable trustee an officers’ certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the debt securities have been satisfied.

Legal Defeasance and Covenant Defeasance

Legal Defeasance. We will be deemed to have paid and will be discharged from any and all obligations in respect of a series of debt securities and the related indenture on the 91st day after we have made the deposit referred to below, and the provisions of such indenture will cease to be applicable with respect to such debt securities (except for, among other matters, certain obligations to register the transfer of or exchange of such debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold funds for payment in trust) if:

(1) we have irrevocably deposited with the applicable trustee, in trust, for the benefit of the holders of such debt securities, cash in United States dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and accrued interest on such debt securities at the time such payments are due in accordance with the terms of the applicable indenture;

(2) we have delivered to the applicable trustee:

(i) an opinion of counsel to the effect that holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred, which opinion of counsel must be based upon a ruling of the U.S. Internal Revenue Service, referred to as the IRS, to the same effect or a change in applicable U.S. federal income tax law or related treasury regulations after the date of the applicable indenture;

(ii) an opinion of counsel confirming that, among other things, the defeasance trust does not constitute an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and

(iii) an opinion of counsel to the effect that (subject to customary qualifications and assumptions) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(3) no default (as defined above) or event of default with respect to such debt securities will have occurred and be continuing on the date of such deposit, or insofar as events of default due to certain events of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 91st day after the date of such deposit, and such deposit shall not (i) cause the applicable trustee to have a conflicting interest within the meaning of the Trust Indenture Act in respect of such debt securities or (ii) result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound;

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(4) we have delivered to the applicable trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of such debt securities over any other creditors of ours or with the intent of defeating, hindering, delaying or defrauding any other creditors of ours;

(5) we have delivered to the applicable trustee an officers’ certificate and an opinion of counsel, each stating that, subject to customary assumptions and exclusions, all conditions precedent provided for or relating to the defeasance have been complied with; and

(6) the applicable trustee shall have received such other documents, assurances and opinions of counsel as such trustee shall have reasonably required.

Covenant Defeasance. We will not need to comply with the restrictive covenants described in any prospectus supplement with respect to a series of debt securities and other covenants relating to, among other matters, our furnishing of periodic reports under the Exchange Act, our maintenance of our corporate existence and the maintenance of our properties, and the applicable provisions of an indenture, if any, will cease to be applicable with respect to an event of default under the debt securities other than an event of default due to our failure to pay the principal of or interest on the notes when due, upon:

(1) the satisfaction of the conditions described in clauses 1, 2(ii), 2(iii), 3, 4 and 5 under “—Legal Defeasance;” and

(2) our delivery to the applicable trustee of an opinion of counsel confirming that, subject to customary assumptions and exclusions, the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

If we exercise our option to omit compliance with certain provisions of an applicable indenture as described in the immediately preceding paragraph and such debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or non-callable government securities on deposit with the applicable trustee may not be sufficient to pay amounts due on such debt securities at the time of acceleration resulting from such event of default. In such event, we will remain liable for such payments.

Supplemental Indentures/Amendments

Except as set forth below, we and the trustee under the applicable indenture may enter into an indenture supplemental to such indenture, with the consent of the holders of not less than a majority in principal amount of the debt securities then outstanding and affected by such amendment, voting as a single class. However, without the consent of each affected holder of such debt securities, an amendment may not:

•	reduce the principal amount of such debt securities;

•	reduce the rate of or extend the time for payment of interest on such debt securities;

•	reduce the principal of or change the maturity date of such debt securities;

•	reduce the amount of the principal which would be due and payable upon an acceleration of the stated maturity thereof;

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•	waive a default or event of default in the payment of the principal or interest on any such debt securities (except a rescission of acceleration of such debt securities, where permitted, by the holders of at least a majority in principal amount of such debt securities outstanding and a waiver of the payment default that resulted from such acceleration);

•	make any such debt securities payable in money other than those stated in such debt securities;

•	waive a redemption payment with respect to such debt securities;

•	impair the right of any holder to institute suit for the enforcement of any payment with respect to such debt securities; or

•	make any changes to the sections of the applicable indenture regarding waiver of past defaults, the unconditional rights of holders to receive payment or the prohibition on amendments reducing the principal amount of or interest on, or extending the time for payment on, any such debt securities without the consent of each affected holder.

We and the trustee under the applicable indenture may enter into one or more indentures supplemental to the applicable indenture, without the consent of any holder of debt securities covered by such indenture, for any of the following purposes:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for the assumption of the Company’s obligations to holders of such debt securities by a successor to the Company pursuant to the applicable indenture;

•	to make any change that would provide any additional rights or benefits to the holders of such debt securities or that does not adversely affect the legal rights under the applicable indenture of any such holder;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the applicable indenture;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of an indenture under the TIA;

•	to conform the text of the applicable indenture or such debt securities to any provision of the description thereof set forth in this prospectus or any related prospectus supplement or term sheet;

•	to add any guarantor or to provide any collateral to secure any such debt securities;

•	to add additional obligors under the applicable indenture and such debt securities; or

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee.

Subject to the requirements for the holders to waive a default and to pursue a remedy with respect to an indenture or the debt securities covered thereby and the rights of any holder of such debt securities to receive payment of principal of and interest on such debt securities, holders of a majority in aggregate principal amount of the applicable debt securities voting as a single class may waive compliance in a particular instance by us with any provision of the applicable indenture or the debt securities covered thereby, except as otherwise stated above.

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Consolidations, Mergers and Sales of Assets

We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless either:

•

we are the continuing corporation, or the successor corporation or the person that acquires all or substantially all of our assets is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes all our obligations under the outstanding debt securities and the indentures;

•	immediately after giving effect to such merger, consolidation, sale, lease or conveyance there is no default (as defined above) or event of default under the indentures; and
•	we shall have delivered to the trustees an officers’ certificate and an opinion of counsel, each stating, among other things, that such transaction complies with the terms of the indentures and that all conditions precedent provided for in the indentures relating to such transaction have been complied with.

Upon any such consolidation or merger, sale, lease or conveyance, the successor corporation formed, or into which we are merged or to which such sale, conveyance or transfer is made, shall succeed to, and be substituted for, us under the indentures with the same effect as if it had been an original party to the indentures. As a result, we will be released from all our liabilities and obligations under the indentures and under the debt securities.

There are no covenants or other provisions in the indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of us, or a sale or conveyance or lease of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, that we would describe in the applicable prospectus supplement.

Although there is a limited body of case law interpreting the phrase “substantially all” and similar phrases, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “substantially all” of the property or assets of a person.

Governing Law

The indentures and debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the depositary shares that we may offer under this prospectus and the related depository agreements and depository receipts. While the terms summarized below will apply generally to any depositary shares that we may offer, we will describe the particular terms of any series of depositary shares in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any depositary shares offered under that prospectus supplement may differ from the terms described below. Specific depositary agreements and depositary receipts relating thereto will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete depositary agreements and depositary receipts certificates that contain the terms of the depositary shares.

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General

We may, at our option, elect to offer and issue fractional shares of preferred stock rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, called depositary receipts, each of which will represent a fraction of a share of a particular series of preferred stock.

We will deposit the shares of any series of the preferred stock underlying the depositary shares under a separate deposit agreement between us and a bank or trust company selected by us, known as a depositary, having its principal office in the United States, and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will provide the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. These rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement and deposit agreement.

While the final depositary receipts are being prepared, we may order the depositary, in writing, to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. This will entitle the holders to all the rights relating to the final depositary receipts. Final depositary receipts will be prepared without unreasonable delay, and the holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock (less any taxes required to be withheld) to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares that the holders own on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum that the depositary receives for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the record holders of depositary shares that are entitled to it, unless the depositary determines that it is not feasible to make this distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

From and after the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of depositary shares will cease, except the right to receive money or property that the holders of the depositary shares were entitled to receive on redemption. The payments will be made when holders surrender their depositary receipts to the depositary.

Conversion and Exchange

Unless the applicable prospectus supplement indicates otherwise, the series of preferred stock underlying the depositary shares will not be convertible or exchangeable into any other class or series of our capital stock.

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Withdrawal of Preferred Stock

If you surrender depositary receipts at the principal corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), you are entitled to receive at that office, should you so request, the number of shares of preferred stock and any money or other property represented by the depositary shares. We will not issue partial shares of preferred stock. If you deliver a number of depositary receipts evidencing a number of depositary shares that represent more than a whole number of depositary shares of preferred stock to be withdrawn, the depositary will issue you a new depositary receipt evidencing the excess number of depositary shares at the same time that the preferred stock is withdrawn. Holders of preferred stock will no longer be entitled to deposit these shares under the deposit agreement or to receive depositary shares in exchange for those withdrawn shares of preferred stock. We cannot assure you that a market will exist for the withdrawn preferred stock.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. The depositary will not vote any preferred stock if it does not receive specific instructions from the holders of depositary shares relating to the preferred stock.

Amendment and Termination of the Deposit Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. A deposit agreement may be terminated by either the depositary or us only if:

•	all outstanding depositary shares have been redeemed;
•	each share of preferred stock has been converted into or exchanged for common stock; or
•	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We also may remove the depositary at any time. Resignations or removals will be effective when a successor depositary is appointed, and when the successor accepts the appointment. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States, and having a combined capital and surplus of at least $50 million.

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Miscellaneous

The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the deposited preferred stock.

Neither the depositary nor we will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to good faith performance of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities. Warrants may be issued separately or together with common stock, preferred stock or debt securities offered and issued by any prospectus supplement and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants.

We will describe in the applicable prospectus supplement the terms of the particular warrants being offered and issued and the applicable warrant agreement, including, where applicable:

•	the title of the warrants;
•	the offering price for the warrants;
•	the aggregate number of warrants offered;
•	the designation and terms of the common stock, preferred stock or debt securities, if any, purchasable upon exercise of the warrants;
•	the designation and terms of the common stock, preferred stock or debt securities, if any, with which the warrants are issued and the number of warrants issued with each of these securities;
•	the date after which the warrants and any common stock, preferred stock or debt securities, if any, issued with the warrants will be separately transferable;
•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, the principal amount of debt securities may be purchased upon such exercise;

•	the dates on which the right to exercise the warrants begins and expires;
•	the minimum or maximum amount of the warrants that may be exercised at any one time;
•	the periods during which, and places at which, the warrants are exercisable;
•	the manner of exercise;
•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;
•	a discussion of certain United States federal income tax considerations;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	any redemption or call provisions applicable to the warrants;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; and
•	any other terms, preferences, rights or limitations of or restrictions on the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of such warrants will not have any rights of holders of the common stock or preferred stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase such shares of common stock or preferred stock or principal amount of debt securities, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants we propose to offer and issue. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and any related unit agreements that we may enter into. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreements that contain the terms of the units.

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We may issue units comprised of two or more of the other securities described in this prospectus in any combination and in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

We will describe in the applicable prospectus supplement the terms of the particular warrants being offered and issued and the applicable warrant agreement, including, where applicable:

•	the title of the series of units;
•	the price or prices at which such units will be issued;
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	the terms of the unit agreement governing the units;
•	a discussion of certain United States federal income tax considerations; and
•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Depositary Shares” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

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PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters;

•	through dealers;
•	through agents;
•	directly to purchasers; or
•	through a combination of any of these methods or any other method permitted by law.

We also may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we are obligated to pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Each time that we use this prospectus to sell our securities, we will provide a prospectus supplement that describes the method of distribution of the securities and will set forth the specific terms of the offering of securities, including, as applicable:

•	the name or the underwriter, dealer or agent;
•	the public offering or purchase price of the securities;
•	any discounts and commissions to be allowed or paid to the underwriter or agent;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers;

•	any over-allotment option we grant to the underwriter under which the underwriter may purchase additional securities from us; and

•	any securities exchanges on which the securities will be listed.

If an underwriter is utilized in the sale of the securities being offered by this prospectus or any prospectus supplement, an underwriting agreement will be executed under which the underwriter will make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis. If a dealer is utilized in the sale of the securities being offered by this prospectus or any prospectus supplement, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

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Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may enter into agreements to indemnify underwriters, agents and dealers against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Certain underwriters, agents and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

The sale and distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable conditions or restrictions.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. In any offering of the securities through a syndicate of underwriters, the underwriting syndicate also may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

 We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement or a post-effective amendment. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. We may elect to list other securities we offer pursuant to this prospectus and an applicable prospectus supplement on a national securities exchange, but we are not obligated to do so. Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Stradley Ronon Stevens & Young, LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Customers Bancorp’s Annual Report on Form 10-K and the effectiveness of Customers Bancorp’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements have been so incorporated by reference in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus, any prospectus supplement or any related free writing prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC after the date of this prospectus and until the termination of the offering of securities hereby under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information that is deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, to be “furnished” and not filed with the SEC):

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025 (including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 16, 2025);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 9, 2025;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 7, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on April 2, 2025, May 14, 2025, May 28, 2025, June 2, 2025, June 11, 2025 (Form 8-K/A) and July 25, 2025; and

•	The description of our common stock contained set forth in Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020, and any amendment or report filed for the purpose of updating such description.

You may obtain a copy of any or all of the documents incorporated by reference in this prospectus and any prospectus supplement from the SEC on its web site at www.sec.gov. You also may obtain these documents from us without charge (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) by requesting them from Andrew Sachs, Corporate Secretary, Customers Bancorp, Inc., 701 Reading Avenue, West Reading, PA 19611; telephone (610) 933-2000.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The reports and other information we file with the SEC are also available at our website at www.customersbank.com. We have included the web addresses for the SEC and us as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites does not constitute part of this prospectus.

We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement. We believe that we have included or incorporated by reference all information material to investors in this prospectus, but some details that may be important for specific investment purposes have not been included. For further information, you should read the registration statement and the exhibits filed with or incorporated by reference into the registration statement.

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CUSTOMERS BANCORP, INC.

Voting Common Stock

Class B Non-Voting Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Units

__________________________

PROSPECTUS

__________________________

These securities are not savings accounts or deposits and are not federally insured or guaranteed.

__________________________

September 3, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by Customers Bancorp, Inc. All amounts are estimates except with respect to the SEC registration fee.

Amount
SEC registration fee	$	(a)
FINRA filing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Trustee fees and expenses		*
Warrant agent fees and expenses		*
Printing fees and expenses		*
Blue Sky qualification fees and expenses		*
Miscellaneous		*
Total	$	*

(a) Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and will be paid at the time of any particular offering and therefore are not estimable at this time.

* These fees will depend on the securities offered, the number of issuances and the nature of offerings, and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 1713 of Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law (“PBCL”) permits a Pennsylvania corporation to limit the personal liability of its directors for monetary damages, subject to certain limitations and conditions. Sections 1741 through 1750 of Subchapter D, Chapter 17, of the PBCL contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters.

Article Eight of the Registrant’s bylaws limits the personal liability of directors for monetary damages and provides for indemnification of officers and directors, as described below. These provisions may not be amended to increase the directors’ exposure to liability or to decrease the indemnification to directors, officers or others except by the affirmative vote of two-thirds of the entire board of directors or 80% of the votes which all shareholders are entitled to cast.

Under Section 1713 of the PBCL, if a bylaw adopted by the shareholders so provides, a director shall not be personally liable, as such, for monetary damages for any action taken unless (i) the director has breached or failed to perform the duties of his or her office as provided in the applicable subchapter of the PBCL and (ii) such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The bylaw cannot eliminate the personal liability of directors for any responsibility or liability of a director under a criminal statute or liability for the payment of taxes pursuant to Federal, State or local law.

Section 8.01 of the Registrant’s bylaws provides that, to the fullest extent permitted under Subchapter B of Chapter 17 of the PBCL, directors shall not be personally liable to the corporation or its shareholders or others for monetary damages for any action taken or any failure to take any action. Consistent with the limitations provided in Section 1713 of the PBCL, this bylaw provision does not apply if the director has breached or failed to perform the duties of his or her office and such breach or failure constitutes self-dealing, willful misconduct or recklessness, and also does not apply to the responsibility or liability of a director under any criminal statute or with respect to the payment of taxes pursuant to local, state or federal law.

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Under Section 1741 of the PBCL, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative or corporate actions), to which any such officer or director is a party or is threatened to be made a party by reason of such officer or director being a representative of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, so long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his or her conduct was unlawful.

Section 1742 of the PBCL permits indemnification in derivative and corporate actions if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except in respect of any claim, issue or matter as to which the officer or director has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for the expenses that the court deems proper. Under Section 1743 of the PBCL, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742 of the PBCL.

Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the officer or director met the applicable standard of conduct, and such determination must be made (i) by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding, (ii) if a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

Section 1745 of the PBCL provides that expenses (including attorneys’ fees) incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Except as otherwise provided in the corporation’s bylaws, advancement of expenses must be authorized by the board of directors.

Section 1746 of the PBCL provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the PBCL shall not be deemed exclusive of any other rights to which an officer or director seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the officer or director’s official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability asserted against the officer or director or incurred by the officer or director in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify the officer or director against that liability under Subchapter D of Chapter 17 of the PBCL.

Sections 1748 and 1749 of the PBCL extend the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations in fundamental changes and to officers and directors serving as fiduciaries of employee benefit plans.

Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the PBCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs and personal representatives of such person.

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Section 8.02 of the Registrant’s bylaws requires the Registrant to indemnify each of the Registrant’s directors and officers in such capacity in which any such director or officer acts for or on behalf of the Registrant, including as an employee or agent. Section 8.02(a) requires the Registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact such person was a director or officer of the Registrant or its subsidiaries, or any other direct or indirect subsidiary of the corporation, or is or was serving at the request of the Registrant as a director or officer of another corporation or entity, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the fullest extent authorized or permitted by the laws of the Commonwealth of Pennsylvania. Section 8.02(b) requires the Registrant to pay the expenses (including attorney’s fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of any action, suit or proceeding upon the receipt of (i) an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified as authorized under the bylaws and (ii) if requested at the discretion of the board of directors, adequate security or a bond to cover such amounts for which it is ultimately determined that he or she is not entitled to such indemnity. Section 8.02(c) provides that the right to indemnification and advancement of expenses is not exclusive of any other right to which such persons seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise. Section 8.02(d) provides that the Registrant may purchase and maintain insurance on behalf of any person, may enter into contracts of indemnification with any person and may create a fund of any nature for the benefit of any person and may otherwise secure in any manner our obligations with respect to indemnification and advancement of expenses regardless of the source of the indemnification right and without respect to whether or not the Registrant would have the power to indemnify such person under the bylaws.

As permitted by the PBCL, the Registrant maintains directors’ and officers’ liability insurance in amounts and on terms which the Registrant’s board of directors deems reasonable. In the ordinary course of business, the Registrant’s board of directors regularly reviews the scope and adequacy of such insurance coverage.

Any underwriting agreement or distribution agreement that the Registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the Registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act, as amended.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The foregoing is only a summary of certain aspects of Pennsylvania law and the registrant's bylaws relating to limitation of liability and indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Sections 1713 and Sections 1741 through 1750 of the PBCL and the registrant's bylaws.

Item 16.	Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*

4.1	Amended and Restated Articles of Incorporation of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 30, 2012.

4.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 2, 2012.

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4.3	Amended and Restated Bylaws of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 30, 2012.

4.4	Amendment to Amended and Restated Articles of Incorporation of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on June 3, 2019.

4.5	Amendment to Amended and Restated Bylaws of Customers Bancorp, Inc., incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on June 19, 2019.

4.6	Statement with Respect to Shares relating to the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 28, 2016.

4.7	Statement with Respect to Shares relating to the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 16, 2016.

4.8	Form of Statement with Respect to Shares relating to Preferred Stock.*

4.9	Specimen stock certificate of Customers Bancorp, Inc. Voting Common Stock and Class B Non-Voting Common Stock, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed with the SEC on May 1, 2012.

4.10	Indenture, dated as of July 30, 2013, by and between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 31, 2013.

4.11	First Supplemental Indenture, dated as of July 30, 2013, by and between Customers Bancorp, Inc, as Issuer, and Wilmington Trust, National Association, as Trustee, incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 31, 2013.

4.12	Second Supplemental Indenture, dated as of June 30, 2017, by and between Customers Bancorp, Inc, as Issuer, and Wilmington Trust, National Association, as Trustee, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 30, 2017.

4.13	Third Supplemental Indenture, dated as of September 25, 2019, by and between Customers Bancorp, Inc, as Issuer, and Wilmington Trust, National Association, as Trustee, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 25, 2019.

4.14	Subordinated Debt Indenture, dated as of December 9, 2019, between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 9, 2019.

4.15	First Supplemental Indenture, dated as of December 9, 2019, between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee, incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 9, 2019.

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4.16	Fourth Supplemental Indenture dated as of August 6, 2021 between Customers Bancorp, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee, incorporated by reference to Exhibit 4.1 to Customers Bancorp’s Form 8-K filed with the SEC on August 6, 2021

4.17	Form of Preferred Stock Certificate.*

4.18	Form of Senior Debt Security.*

4.19	Form of Junior Debt Security.*

4.20	Form of Convertible Debt Security.*

4.21	Form of Deposit Agreement.*

4.22	Form of Depositary Receipt.*

4.23	Form of Warrant Agreement (Stock) (including form of Warrant).*

4.24	Form of Warrant Agreement (Debt) (including form of Warrant).*

4.25	Form of Unit Agreement.*

4.26	Form of Unit Certificate.*

5.1	Opinion of Stradley Ronon Stevens & Young, LLP (filed herewith).

23.1	Consent of Deloitte & Touche LLP (filed herewith).

23.2	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page in Part II of this Registration Statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, National Association, as trustee for the indenture included as Exhibit 4.10 (filed herewith).

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, National Association, as trustee for the indenture included as Exhibit 4.14 (filed herewith).

107	Calculation of Filing Fee Table (filed herewith).

__________________

*	To be filed subsequently by an amendment to the registration statement or by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fees Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“TIA”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the TIA.

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of West Reading, Commonwealth of Pennsylvania, on September 3, 2025.

Customers Bancorp, Inc.

By:	/s/ Jay S. Sidhu
Jay S. Sidhu Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint Jay S. Sidhu, Mark McCollom and Andrew B. Sachs, and each one of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments thereto, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay S. Sidhu	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	September 3, 2025
Jay S. Sidhu

/s/ Mark McCollom	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	September 3, 2025
Mark McCollom
/s/ Jessie John D. Velasquez	Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	September 3, 2025
Jessie John D. Velasquez
/s/ Andrea R. Allon	Director	September 3, 2025
Andrea R. Allon
/s/ Bernard B. Banks	Director	September 3, 2025
Bernard B. Banks
/s/ Robert J. Buford	Director	September 3, 2025
Robert J. Buford

/s/ Robert N. MacKay	Director	September 3, 2025
Robert N. MacKay
/s/ Daniel K. Rothermel	Director	September 3, 2025
Daniel K. Rothermel
/s/ T. Lawrence Way	Director	September 3, 2025
T. Lawrence Way

/s/ Steven J. Zuckerman	Director	September 3, 2025
Steven J. Zuckerman